UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

U.S. Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices, including zip code)

(800) 557-4550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

Effective April 12, 2019, U.S. Gold Corp. (the “Company”) entered into an agreement with Ryan K. Zinke pursuant to which Mr. Zinke will provide certain consulting services to the Company, including investor relations and governmental relations services. The Company has agreed to pay for Mr. Zinke’s services at a rate of $90,000 per year, with $45,000 payable in cash and $45,000 payable in the common stock of the Company. The Company may terminate the agreement at any time. Mr. Zinke also will be reimbursed for reasonable expenses provided that no such expenses will result in aggregate payments from the Company to Mr. Zinke in excess of $120,000 during any 12-month period.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 12, 2019, the Board of Directors of the Company increased the size of the Company’s Board of Directors from 5 to 6 directors (the “Board Increase”). The Company effected the Board Increase pursuant to Article V, Section 1 of its bylaws.

Effective April 12, 2019, the Board of Directors appointed Mr. Ryan K. Zinke to the Board of Directors of the Company to fill the vacancy created by the Board Increase. Mr. Zinke, age 57, has a Bachelor of Science from the University of Oregon, a Master of Science from the University of San Diego, and a Master of Business Administration from National University. Most recently, Mr. Zinke was the United States Secretary of the Interior from March 2017 through January 2019. Previously, Mr. Zinke was a member of the United States House of Representatives from January 2015 through March 2017, where he served on the House Armed Services and Natural Resources committees, and a member of the Montana State Senate from January 2009 through January 2013. Prior to his involvement in politics, Mr. Zinke and served in the United States Navy for 23 years from 1986 through 2008. During his time in the military, Mr. Zinke served two tours of duty as part of SEAL Team Six, was Acting Commander of the United States special forces in Iraq, was Task Force Commander in Bosnia and Kosovo, and served as dean of the Naval Special Warfare Advance Training Command until his retirement from active duty in 2008.

Concurrent with the appointment of Mr. Zinke to the Company’s Board of Directors, the Company retained Mr. Zinke as a consultant, pursuant to such arrangement Mr. Zinke will provide certain consulting services under the terms of the consulting agreement. See, Item 1.01 Entry Into a Material Definitive Agreement. Mr. Zinke will be eligible to receive board fees, expense reimbursement, and compensation paid to members of the Board of Directors. There are no other arrangements or understandings pursuant to which Mr. Zinke was selected as a director of the Company.

The arrangements are not considered related party transactions required to be reported pursuant to Item 404(a) of Regulations S-K.

Item 7.01 Regulation FD Disclosure.

On April 16, 2019 the Company issued a press release entitled “U.S. Gold Corp. appoints the Honorable Ryan K. Zinke, Former Secretary of Interior to the Board of Directors”. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of U.S. Gold Corp.*
10.1	Consulting Agreement

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

u.s. gold corp.

Date: April 16, 2019	By:	/s/ Edward Karr
Edward Karr

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of U.S. Gold Corp.*
10.1	Consulting Agreement

* Furnished to not filed with the SEC pursuant to Item 7.01 above.